EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-197713, 333-126924, and 333-91863) and Form S-3 (No. 333-204649) of Tanger Factory Outlet Centers, Inc. of our report dated February 23, 2017, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
February 23, 2017